EXHIBIT 10.2

Amendment No. 2

To

Option to Purchase Contract for Mining Property
From Minera Farellón Limitada
To Minera Polymet Limitada
Dated October 10, 2008

Signed in Vallenar on April 7, 2009

As of April 7, 2009, for valuable consideration, the parties agree to amend:

1.	Article II: (3) Option Term: to change the date “April 10, 2009” to “October 10, 2009”,

2.	Article IV: Transfer of Royalty: to change the date “April 10, 2009” to October 10. 2009”, and

3.	Article VII: Payment of the sale price: to change the date “April 10, 2009” to “October 10, 2009”.

All other terms and conditions of the option to purchase are unchanged except as they must be changed to accommodate these changes.

/s/ Kevin Robert Mitchell
Kevin Robert Mitchell
CIE 14 498 917-1
Representing Minera Farellón Limitada
RUT 76 814 170-3

/s/ Kevin Robert Mitchell
Kevin Robert Mitchell
CIE 14 498 917-1
Representing Minera Polymet Limitada
RUT 76 975 260-9